NUVEEN INVESTMENT TRUST

AMENDED DESIGNATION OF SERIES OF

SHARES OF BENEFICIAL INTEREST

WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated May 6, 1996 (the “Declaration”), of Nuveen Investment Trust, a Massachusetts business trust (the “Trust”), the Trustees of the Trust, on June 20, 1996 and July 23, 1997 established and designated certain series of Shares (as defined in the Declaration) of the Trust by the execution of instruments establishing and designating such series and setting forth the special and relative rights of such series (the “Designation”). Such series were entitled:

Nuveen Growth and Income Fund;

Nuveen Balanced Stock and Bond Fund;

Nuveen Balanced Municipal and Stock Fund.

WHEREAS, on March 17, 1998 the Trustees of the Trust established an additional series of Shares by the execution of an Establishment and Designation of Series of Shares of Beneficial Interest; said new series being entitled Nuveen Select European Value Fund;

WHEREAS, the Trustees of the Trust, on May 16, 1998, changed the name of the new series from Nuveen Select European Value Fund to Nuveen European Value Fund;

WHEREAS, the Trustees of the Trust, on January 2, 2001, changed the name of the series designated Nuveen Growth and Income Fund to the new name, Nuveen Large-Cap Value Fund;

WHEREAS, the Trustees of the Trust, on September 24, 2002, established an additional series of Shares by the execution of an Amended Establishment and Designation of Series of Shares of Beneficial Interest; said new series being entitled Nuveen NWQ Multi-Cap Value Fund;

WHEREAS, on June 13, 2003, Nuveen European Value Fund was acquired by Nuveen NWQ International Value Fund and terminated as a series of the Trust pursuant to an Agreement and Plan of Reorganization approved by the Trustees of the Trust and the Shareholders of Nuveen European Value Fund;

WHEREAS, the Trustees of the Trust, effective October 7, 2004, amended the Designation to establish and designate three additional series of Shares, Nuveen NWQ Small-Cap Value Fund, Nuveen NWQ Global Value Fund and Nuveen NWQ Global Opportunity Fund;

WHEREAS, the Trustees of the Trust, effective December, 2004, amended and restated the Designation to correct a typographical error in the instrument, correcting the name of Nuveen NWQ Value Opportunity Fund to the Nuveen NWQ Value Opportunities Fund;

WHEREAS, the Trustees of the Trust, effective June 30, 2006, amended and restated the Designation to change the name of Nuveen NWQ Value Opportunities Fund to the Nuveen Tradewinds Value Opportunities Fund;

WHEREAS, the Trustees of the Trust, effective September 15, 2006, amended the Designation to establish and designate two additional series of Shares, Nuveen NWQ Large-Cap Value Fund and Nuveen NWQ Small/Mid-Cap Value;

WHEREAS, the Trustees of the Trust, effective August 1, 2007, amended the Designation to establish and designate two additional series of Shares, Nuveen Quantitative Alpha Core Equity Fund and Nuveen Quantitative Alpha Mid-Cap Fund;

WHEREAS, the Trustees of the Trust, effective October 16, 2007, amended the Designation to change the name of the series designated Nuveen NWQ Global Value Fund to the new name, Nuveen Global Value Fund, change the name of the series designated Nuveen Quantitative Alpha Core Equity Fund to the new name, Nuveen Enhanced Core Equity Fund and change the name of the series designated Nuveen Quantitative Alpha Mid-Cap Fund to the new name, Nuveen Enhanced Mid-Cap Fund;

WHEREAS, the Trustees of the Trust, effective March 4, 2008, amended and restated the Designation to establish and designate one additional series of Shares, Nuveen U.S. Equity DCF Fund;

WHEREAS, the Trustees of the Trust, effective May 1, 2008, amended the Designation to change the name of the series designated Nuveen Large-Cap Value Fund to the new name, Nuveen Multi-Manager Large-Cap Value;

WHEREAS, the Trustees of the Trust, effective April 4, 2008, amended and restated the Designation to change the name of the series designated Nuveen U.S. Equity DCF Fund to the new name, Nuveen U.S. Equity Risk Control Fund;

WHEREAS, the Trustees of the Trust, effective May 29, 2008, amended and restated the Designation to change the name of the series designated Nuveen U.S. Equity Risk Control Fund to the new name, Nuveen U.S. Equity Completeness Fund;

WHEREAS, the Trustees of the Trust, effective July 7, 2008, amended and restated the Designation to change the name of the series designated Nuveen Balanced Municipal and Stock Fund to the new name, Nuveen Conservative Allocation Fund, and effective August 1, 2008 to change the name of the series designated Nuveen Balanced Stock and Bond Fund to the new name, Nuveen Moderate Allocation Fund and, effective August 1, 2008, to change the name of the series designated Nuveen Global Value Fund to the new name, Nuveen Growth Allocation Fund; and

WHEREAS, the Trustees of the Trust, effective October 13, 2008, hereby amended and restated the Designation to establish and designate one additional series of Shares, Nuveen Enhanced Core Equity Plus Fund; and

NOW THEREFORE, the Trustees of the Trust, effective May 28, 2009, hereby amend and restate the Designation to establish and designate one additional series of Shares, Nuveen NWQ Equity Income Fund, to have the special and relative rights described below:

1.	The following series of Shares (each a “Fund”) are established and designated:

Nuveen Conservative Allocation Fund

Nuveen Enhanced Core Equity Fund

Nuveen Enhanced Mid-Cap Fund

Nuveen Enhanced Core Equity Plus Fund

Nuveen Growth Allocation Fund

Nuveen Moderate Allocation Fund

Nuveen Multi-Manager Large-Cap Value Fund

Nuveen NWQ Equity Income Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

Nuveen Tradewinds Value Opportunities Fund

Nuveen U.S. Equity Completeness Fund

2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of each Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of such Fund, all as provided in Article IV, Sections 2 and 5 of the Declaration. The proceeds of the sale of Shares of such Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.

3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rules, and by the Declaration.

4. The assets and liabilities of the Trust shall be allocated among each Fund as set forth in Article IV, Section 5 of the Declaration.

5. The designation of the Fund hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

6. Subject to the applicable provisions of the 1940 Act and the provisions of Article IV, Sections 2 and 5 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of the Funds designated hereby without any action or consent of the Shareholders.

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this instrument as of this 28th day of May 2009.

/s/ John P. Amboian	/s/ Robert P. Bremner
John P. Amboian, as Trustee	Robert P. Bremner as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Jack B. Evans	/s/ William C. Hunter
Jack B. Evans, as Trustee	William C. Hunter, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ David J. Kundert	/s/ William J. Schneider,
David J. Kundert as Trustee	William J. Schneider, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Judith M. Stockdale	/s/ Carole E. Stone
Judith M. Stockdale, as Trustee	Carole E. Stone, as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois 60606

/s/ Terence J. Toth
Terence J. Toth, as Trustee
333 West Wacker Drive
Chicago, Illinois 60606

STATE OF ILLINOlS	)
) SS.
COUNTY OF COOK	)

Then personally appeared the above-named persons who are known to me to be Trustees of the Trust whose names and signatures are affixed to the foregoing instrument and who acknowledged the same to be their free act and deed, before me this 28th day of May 2009.

“OFFICIAL SEAL”
Virginia L. Corcoran	/s/ Virginia L. Corcoran
Notary Public, State of Illinois	Notary Public
My Commission Expires: 10/27/09